# PROMISSORY NOTE

$40,000.00 December 17, 2003

For value received, Advaxis, Inc., a Delaware corporation (together with its successors and assigns, the "Company") with a business address at 3701 Market Street, Philadelphia PA 19104, promises to pay to the order of the Biotechnology Greenhouse Corporation of Southeastern Pennsylvania d/b/a BioAdvance, a Pennsylvania not-for-profit corporation (the "Holder") with a business address at 3701 Market Street, 3rd Floor, Philadelphia, Pennsylvania 19104, the principal amount of Forty Thousand Dollars ($40,000.00), together with interest on the unpaid principal balance.

1. Payment Terms.

1.1 Maturity Date. This Note will automatically mature and the outstanding principal amount, together with all accrued and unpaid interest, shall be due and payable on the earlier of:

(a) the fifth (5th) anniversary of the date hereof;

(b) the consummation of: (i) a reorganization, merger, consolidation or recapitalization of the Company (a "Business Combination"), other than a Business Combination in which more than 50% of the combined voting power of the outstanding voting securities of the surviving or resulting entity immediately following the Business Combination is held by the persons who, immediately prior to the Business Combination, were the holders of the voting securities of the Company; (ii) a complete liquidation or dissolution of the Company; (iii) a sale of all or substantially all of the Company's assets; or (iv) any transaction or series of related transactions that result in the issuance of capital stock, or the right to purchase capital stock, such that immediately after the issuance of such capital stock, the holders thereof would own an amount equal to or greater than 51% of the issued and outstanding voting capital stock on a fully diluted basis;

(c) the first issuance of Preferred Stock by the Company in one transaction, or series of related transactions, through which the Company receives gross proceeds of a minimum of $2,000,000 from a venture capital fund or other institutional investor or group of investors; or

(d) the occurrence of an Event of Default (as defined in Section 6 hereof) (the "Maturity Date").

1.2 Interest. Interest shall accrue from the date of this Note on the unpaid principal amount at a rate equal to eight percent (8%) per annum, computed on the basis of a 365-day year.

1.3 Payments of Principal and Interest. The unpaid principal amount shall be due and payable on the Maturity Date, together with all accrued and unpaid interest. All payments under this Note shall be made by certified or bank cashier's check at the business

address of the Holder set forth above or at such other place as the Holder may designate in writing. Any payments on account of principal and interest shall be applied first to interest as aforesaid and the remainder thereof shall be applied to principal.

2. Prepayment. The Company shall have the privilege of prepaying principal, in whole or in part, at any time prior to the Maturity Date, and such prepayments may be made without penalty or premiums; provided, however, that each prepayment shall be accompanied by any accrued interest then due calculated on the basis of a 365-day year, counting the actual number of days elapsed commencing on the later of the date of this Note or the last payment of interest made pursuant to Section 1.3 above.

3. Subordination. No indebtedness shall be senior in any respect to this Note, except Senior Indebtedness. The term "Senior Indebtedness" shall mean the principal of and unpaid accrued interest on: (a) indebtedness of the Company, or with respect to which the Company is a guarantor, to banks, insurance companies, lease financing institutions or other financial institutions regularly engaged in the business of lending money, which is for money borrowed (or purchase or lease of equipment in the case of lease financing) by the Company (whether or not secured) in the ordinary course of business; and (b) any such indebtedness or any debentures, notes or other evidence of indebtedness issued in exchange for such Senior Indebtedness, or any indebtedness arising from the satisfaction of such Senior Indebtedness by a guarantor.

4. Use of Proceeds. The proceeds shall be used for the purposes specified in the Company's request for funding, attached as Exhibit A hereto. At the request of Holder, the Company shall provide Holder with an accounting of the use of proceeds from this Note and a status of the Company's progress of the activities that form the basis for Holder's advance of the funds. The Company shall not be required to provide such information more frequently than each calendar quarter.

5. Events of Default. The entire unpaid outstanding principal amount shall become immediately due and payable upon the occurrence of an Event of Default. An "Event of Default" shall be deemed to have occurred if:

(a) the Company shall: (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or of its property; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated a bankrupt or insolvent; (v) file a voluntary petition in bankruptcy, or a petition or answer seeking reorganization or an arrangement with creditors to take advantage of any insolvency law, or an answer admitting the material allegations of a bankruptcy, reorganization or insolvency petition filed against it; (vi) take corporate action for the purpose of effecting any of the foregoing; or (vii) have an order for relief entered against it in any proceeding under the United States Bankruptcy Code;

(b) an order, judgment or decree shall be entered, without the application, approval or consent of the Company by any court of competent jurisdiction, approving a petition seeking reorganization of the Company or appointing a receiver, trustee or liquidator of the Company or of all or a substantial part of its assets, and such order, judgment or decree shall continue unstayed and in effect for any period of thirty (30) consecutive days;

(c) the Company sells or disposes of all or substantially all of its material assets or ceases to do business; or

(d) an Event of Default shall have occurred under any other indebtedness of the Company for borrowed money, including under the Promissory Note issued by the Company to Holder dated November __, 2003.

The Company shall have the right to cure any foregoing event of default for a period of sixty (60) days from the occurrence of such event of default unless a different cure period is specified with respect to a specific event of default above.

6. Transfer; Successors and Assigns. The Holder may not sell, assign, pledge, dispose of or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company. Thereupon, a new note for the same principal amount and interest will be issued to, and registered in the name of, the transferee. Interest and principal are payable only to the registered holder of this Note. The terms and conditions of this Note shall inure to the benefit of and binding upon the respective successors and assigns of the parties.

7. Governing Law and Jurisdiction of Disputes. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to principles of conflicts of law and choice of law that would cause the laws of any other jurisdiction to apply. All suits and claims shall be made only in State or Federal courts located in Philadelphia, Pennsylvania.

8. Confession of Judgment. The following paragraph sets forth a warrant of authority for any attorney to confess judgment against the Company. In granting this warrant of attorney to confess judgment against the Company, the Company, following consultation with (or decision not to consult) separate counsel for the Company and with knowledge of the legal effect hereof, hereby knowingly, intentionally, voluntarily and unconditionally waives any and all rights the Company has or may have to prior notice and an opportunity for hearing under the respective constitutions and laws of the United States of America, the Commonwealth of Pennsylvania, or elsewhere. It is specifically acknowledged by the Company that Holder has relied on this warrant of attorney in receiving this Note and as an inducement to grant financial accommodations to the undersigned:

UPON AND FOLLOWING THE OCCURRENCE OF A DEFAULT, THE COMPANY HEREBY AUTHORIZES AND EMPOWERS ANY ATTORNEY OF ANY COURT OF RECORD OR THE PROTHONOTARY OR CLERK OF ANY COUNTY IN THE COMMONWEALTH OF PENNSYLVANIA, OR IN ANY JURISDICTION WHERE PERMITTED BY LAW OR THE CLERK OF ANY UNITED STATES DISTRICT COURT, TO APPEAR FOR THE COMPANY IN ANY AND ALL ACTIONS WHICH MAY BE BROUGHT HEREUNDER AND ENTER AND CONFESS JUDGMENT AGAINST THE COMPANY FOR SUCH SUMS AS ARE DUE OR MAY BECOME DUE UNDER THIS NOTE OR UNDER ANY OTHER LOAN DOCUMENT, TOGETHER WITH COSTS OF SUIT

AND ACTUAL COLLECTION COSTS INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES, WITH OR WITHOUT DECLARATION, WITHOUT PRIOR NOTICE, WITHOUT STAY OF EXECUTION AND WITH RELEASE OF ALL PROCEDURAL ERRORS AND THE RIGHT TO ISSUE EXECUTIONS FORTHWITH. IF A COPY OF THIS NOTE VERIFIED BY AFFIDAVIT OF ANY OFFICER OF HOLDER SHALL HAVE BEEN FILED IN SUCH ACTION, IT SHALL NOT BE NECESSARY TO FILE THE ORIGINAL THEREOF AS A WARRANT OF ATTORNEY, ANY PRACTICE OR USAGE TO THE CONTRARY NOTWITHSTANDING. THE AUTHORITY HEREIN GRANTED TO CONFESS JUDGMENT SHALL NOT BE EXHAUSTED BY ANY SINGLE EXERCISE THEREOF, BUT SHALL CONTINUE AND MAY BE EXERCISED FROM TIME TO TIME AS OFTEN AS HOLDER SHALL FIND IT NECESSARY AND DESIRABLE AND AT ALL TIMES UNTIL FULL PAYMENT OF ALL AMOUNTS DUE HEREUNDER AND UNDER THE OTHER LOAN DOCUMENTS. HOLDER MAY CONFESS ONE OR MORE JUDGMENTS IN THE SAME OR DIFFERENT JURISDICTIONS FOR ALL OR ANY PART OF THE UNDERSIGNED'S OBLIGATIONS ARISING UNDER THIS NOTE OR UNDER ANY OTHER LOAN DOCUMENT TO WHICH THE COMPANY IS A PARTY, WITHOUT REGARD TO WHETHER JUDGMENT HAS THERETOFORE BEEN CONFESSED ON MORE THAN ONE OCCASION FOR THE SAME OBLIGATIONS. IN THE EVENT THAT ANY JUDGMENT CONFESSED AGAINST THE COMPANY IS STRICKEN OR OPENED UPON APPLICATION BY OR ON BEHALF OF THE COMPANY FOR ANY REASON, HOLDER IS HEREBY AUTHORIZED AND EMPOWERED TO AGAIN APPEAR FOR AND CONFESS JUDGMENT AGAINST BORROWER FOR ANY PART OR ALL OF THE OBLIGATIONS DUE AND OWING UNDER THIS NOTE AND THE OTHER LOAN DOCUMENTS, AS HEREIN PROVIDED.

9. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing to the applicable business address set forth above.

10. Amendments and Waivers. This Note and any term hereof may be amended, waived, discharged or terminated only by an instrument in writing signed by the party against whom enforcement of such amendment, waiver, discharge or termination is sought. No waivers of any term, condition or provision of this Note, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

11. Stockholders, Officers and Directors Not Liable. In no event shall any stockholder, officer or director of the Company be liable for any amounts due or payable pursuant to this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed and delivered by its authorized officer, as of the date first above written.

Advaxis, Inc.

By: ______________________

Name: J. Todd Derbin

Address: 212 Carnegie Center, Suite 206
Princeton, NJ 08540